                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        HEALTH MANAGEMENT SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                        HEALTH MANAGEMENT SYSTEMS, INC.
                             401 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 3, 1998

     The Annual Meeting of Shareholders of Health Management Systems, Inc. (the "Company") will be held at the offices of the Company, 401 Park Avenue South, New York, New York, on March 3, 1998 at 11:00 a.m., Eastern Standard Time, for the following purposes:

          1. To elect four directors to serve for two-year terms expiring at the annual meeting in 2000 and until their successors are elected and qualified;

          2. To consider and take action on a proposal to approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan to limit the maximum number of shares of the Company's Common Stock that may be subject to a stock option or stock purchase right awarded to any single employee in any fiscal year;

          3. To consider and take action on the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent certified public accountants for 1998; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on January 13, 1998 will be entitled to receive notice of and to vote at the meeting.

     Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND THEN COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. It is important that your shares be represented at the meeting by virtue of your executed proxies should you be unable to attend the meeting in person. Your promptness in responding will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                          Sincerely,

                                          /s/ Felice Blanco
                                          Felice Blanco
                                          Secretary

January 30, 1998

                        HEALTH MANAGEMENT SYSTEMS, INC.
                             401 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016

                                PROXY STATEMENT
                            ------------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 3, 1998

                              GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of Health Management Systems, Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Shareholders (the "Meeting"). The Meeting is scheduled to be held on Tuesday, March 3, 1998, at 11:00 a.m., Eastern Standard Time, at the offices of the Company, 401 Park Avenue South, New York, New York, and at any adjournments thereof. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed form of proxy will commence on or about January 30, 1998.

     At the Meeting, shareholders will be asked to vote upon: (1) the election of four directors; (2) a proposal to amend the Company's Stock Option and Restricted Stock Purchase Plan; (3) ratification of the selection of independent certified public accountants for 1998; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.

VOTING RIGHTS AND VOTES REQUIRED

     The close of business on January 13, 1998 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 17,220,069 shares of common stock, par value $0.01 per share (the "Common Stock").

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held.

     Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The four candidates receiving the highest number of votes will be elected. In tabulating the votes, votes withheld in connection with the election of one or more nominees and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date will be required to approve the amendment to the Company's Stock Option and Restricted Stock Purchase Plan. In determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker nonvotes will have the same effect as votes against the proposals.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote thereat will be required to ratify the selection of the Company's independent certified public accountants and to adopt any shareholder proposal duly presented at the Meeting. In determining whether these proposals have received the requisite number of affirmative votes, abstentions and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

VOTING OF PROXIES

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors", FOR the amendment of the Company's Stock Option and Restricted Stock Purchase Plan, and FOR the ratification of the selection of independent certified public accountants.

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised by written notice to the Secretary of the Company, by timely notice of a properly executed proxy bearing a later date delivered to the Company, or by voting in person at the Meeting.

SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation, including amounts paid to banks, brokers, and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the material being forwarded to the shareholders of record and certain other beneficial owners of Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Meeting.

     ChaseMellon Shareholder Services, L.L.C. has been retained to receive and tabulate proxies and to provide representatives to act as inspectors of election for the Meeting.

                      MATTERS SUBJECT TO SHAREHOLDER VOTE

1.  ELECTION OF DIRECTORS

     Pursuant to the Company's by-laws, the Board of Directors of the Company is currently divided into two classes, with one class standing for election each year for two-year terms. The terms of four directors will expire at the Meeting. The terms of the other current directors listed below will expire at the 1999 annual meeting.

     The four persons designated by the Board of Directors as nominees for election as directors with terms expiring at the 2000 annual meeting are Russell
L. Carson, Robert V. Nagelhout, Galen D. Powers, and Donald J. Staffa.

     Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the four nominees to serve for two-year terms expiring at the 2000 annual meeting, and in each case until their successors are elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named in the following table will be available for election.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

                                                                                       SERVED AS
                                               POSITION WITH THE COMPANY               DIRECTOR
              NAME                              OR PRINCIPAL OCCUPATION                  FROM
---------------------------------  --------------------------------------------------  ---------
Nominees for director for two-year terms ending in 2000:
Russell L. Carson................  General Partner of Welsh, Carson, Anderson & Stowe     1992
                                     ("WCAS"), an investment firm
Robert V. Nagelhout..............  Executive Vice President and Chief Operating           1996
                                   Officer of the Company
Galen D. Powers..................  Senior Founder and President of Powers, Pyles,         1992
                                   Sutter & Verville, P.C., a law firm
Donald J. Staffa.................  Senior Vice President of the Company                   1996
Directors continuing in office until 1999:
Paul J. Kerz.....................  Chairman, President and Chief Executive Officer of     1974
                                   the Company
William W. Neal..................  Managing Principal of Piedmont Venture Partners,       1989
                                   an investment firm
Ellen A. Rudnick.................  Chairman of Pacific Biometrics, Inc., a                1997
                                   biotechnology company
Richard H. Stowe.................  General Partner of WCAS                                1989

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to the executive officers and directors of the Company, as of January 13, 1998:

              NAME                                          POSITION
---------------------------------  ----------------------------------------------------------
Paul J. Kerz.....................  Chairman, President and Chief Executive Officer, and
                                   Director
Robert V. Nagelhout..............  Executive Vice President and Chief Operating Officer, and
                                   Director
Donald J. Staffa.................  Senior Vice President and Director
Thomas J. Kazamek................  Senior Vice President
Phillip Siegel...................  Vice President and Chief Financial Officer
Lewis D. Levetown................  Vice President
Russell L. Carson................  Director
William W. Neal..................  Director
Galen D. Powers..................  Director
Ellen A. Rudnick.................  Director
Richard H. Stowe.................  Director

     PAUL J. KERZ, 56, a founder of the Company, has been its Chairman, President and Chief Executive Officer, and a director since the Company's inception in 1974. From 1970 until 1973, he served as Senior Vice President of Finance and Chairman of the Management Review Committee of the New York City Health and Hospitals Corporation. Prior to 1970, Mr. Kerz served in various capacities in state and federal Bureaus of the Budget. Mr. Kerz was also a director of Health Information Systems Corporation ("HISCo") and acted as its Chairman until its acquisition by the Company in March 1997.

     ROBERT V. NAGELHOUT, 43, serves as President of Health Care microsystems, Inc. ("HCm"), a position he held since HCm's acquisition by the Company in February 1995, and became the Company's Executive Vice President and Chief Operating Officer effective November 1997. Prior to co-founding HCm in 1983, he served as a consultant at Ernst & Whinney (now Ernst & Young).

     DONALD J. STAFFA, 52, has served as Senior Vice President in charge of the Transfer Payment Services Division of the Company since November 1997. Prior to that time, Mr. Staffa had served as Senior Vice President of Operations since October 1994; he continues to serve as President of Quality Medi-Cal Adjudication, Incorporated ("QMA"), a position he has held since QMA's acquisition by the Company in 1990. From 1989 until September 1994, he served as Vice President in charge of the Company's California operations, and from 1981 through 1988 served as Vice President of Operations of the Company. From 1979 to 1981, Mr. Staffa was the President of Western Bradford Trust Company, a division of Bradford National Corporation, which he joined in 1975.

     THOMAS J. KAZAMEK, 39, joined HCm in 1984 and currently holds the position of Senior Vice President in charge of the Company's Software Systems and Services Division. Prior to joining HCm, Mr. Kazamek was a Supervisor for the National Systems Group of Ernst & Whinney (now Ernst & Young).

     PHILLIP SIEGEL, 55, joined the Company in May 1996 as the Company's Vice President and Chief Financial Officer. Mr. Siegel had been an independent business consultant since March 1993. He served in various executive positions at Presidential Life Insurance Company from December 1989 until February 1993, including Senior Vice President. During 1988, Mr. Siegel served as Chief Operating Officer and Chief Financial Officer of Sherwood Group and Sherwood Securities. From 1972 through 1987, Mr. Siegel served in various senior executive capacities for the American Subsidiary of Reuters LTD., including Vice President for

Acquisitions, Vice President and General Counsel and as a senior financial officer. Mr. Siegel is a director of WestPoint Stevens, Inc. (and chairman of its audit committee), and a General Partner of Fiduciary Capital Partners, L.P. and Fiduciary Capital Pension Partners, L.P.

     LEWIS D. LEVETOWN, 55, has been Vice President of Human Resources of the Company since 1988. From 1982 until he joined the Company, he was Senior Vice President, Human Resources for Automated Data Processing, Inc. ("ADP").

     RUSSELL L. CARSON, 54, has been a general partner of WCAS since 1979. Prior to 1979, he was Chairman of Citicorp Venture Capital, Ltd. Mr. Carson is a director of American Oncology Resources, Inc., a company that manages oncology practices, National Surgery Centers, Inc., a company that owns and operates outpatient surgery centers, Quorum Health Group, Inc., a company that owns hospitals and provides management and consulting services to third party hospital owners, and several other private companies. Mr. Carson also was a director of HISCo until its acquisition by the Company in March 1997.

     WILLIAM W. NEAL, 65, has been Managing Principal of Piedmont Venture Partners since its inception in July 1996. From 1989 to April 1996, he served as Chief Executive Officer of Broadway and Seymour, a company that provides software and computer systems to the banking industry. From 1985 through July 1989, he was a partner of WCAS. Mr. Neal was Senior Vice President -- Marketing of ADP from 1984 to 1985 and a Group President of ADP from 1982 to 1984. He served as a director of ADP from 1982 until 1985.

     GALEN D. POWERS, 61, is the senior founder and has served as President of Powers, Pyles, Sutter & Verville P.C., a Washington, D.C. law firm specializing in healthcare and hospital law, since he founded the firm in 1983. Mr. Powers was the first chief counsel of the federal Health Care Financing Administration and has served as a director and the President of the National Health Lawyers Association. He is the President of the National Association of Medicare Dependent Hospitals.

     ELLEN A. RUDNICK, 47, since 1992 has served as Chairman of two corporations: Pacific Biometrics, Inc., a publicly-held healthcare biodiagnostics company, and CEO Advisors, Inc., a privately-held consulting firm. From 1990 to 1992, she was President and Chief Executive Officer of Healthcare Knowledge Resources ("HKR"), a privately held healthcare information technology corporation, and subsequently served as President of HCIA, Inc. ("HCIA") following the acquisition of HKR by HCIA. From 1975 to 1990, Ms. Rudnick served in various positions at Baxter Health Care Corporation, including Corporate Vice President and President of its Management Services Division.

     RICHARD H. STOWE, 54, has been a general partner of WCAS since 1979. Prior to 1979, he was a Vice President in the venture capital and corporate finance groups of New Court Securities Corporation (now Rothschild Inc.). Mr. Stowe is a director of Aurora Electronics, Inc., a company that distributes spare parts and computer recycling services, and several other private companies. Mr. Stowe also was a director of HISCo until its acquisition by the Company in March 1997.

DIRECTORS' FEES

     Directors do not receive any cash compensation for their services, but are reimbursed for expenses incurred in attending meetings. In addition, each non-employee director is granted options annually to purchase 1,500 shares of Common Stock under the Company's 1995 Non-Employee Director Stock Option Plan.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held eleven meetings during Fiscal Year 1997. In addition, there were three actions taken by unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors, and (b) the committees on which the director served, except for Mr. Carson who attended 55%.

     The committees of the Board of Directors consist of an Audit Committee and a Compensation Committee.

     AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the annual appointment of independent certified public accountants with whom the committee reviews the audit fees, scope, and timing of the audit, the adequacy of internal controls, and any other services rendered. The Audit Committee is comprised of Messrs. Powers and Stowe and held three meetings during fiscal year 1997.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends the compensation and bonuses of the executives of the Company. The Compensation Committee also administers the Company's Stock Option and Restricted Stock Purchase Plan, the Company's Employee Stock Purchase Plan, and the Company's 1995 Non-Employee Director Stock Option Plan. The Compensation Committee is comprised of Messrs. Neal and Stowe and held two meetings during fiscal year 1997. In addition, there was one action taken by unanimous written consent.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules issued thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished to the Company. Based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that, during 1997, all of its executive officers and directors complied with the requirements of Section 16(a), except that Robert V. Nagelhout, an officer and director of the Company, did not timely file a Form 4 for the month of June 1997 with respect of the sale of 10,000 shares of Common Stock.

     ADDITIONAL INFORMATION REGARDING COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS IS PROVIDED ON PAGES 10 THROUGH 16 OF THIS PROXY STATEMENT.

2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

DESCRIPTION OF THE STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

     The Company's Stock Option and Restricted Stock Purchase Plan (the "Plan") was established in 1989 to provide the Company an effective means to attract, retain, and motivate employees. The Plan, which is designed to comply with the requirements of Section 16(b) of the Exchange Act, was approved by the Company's shareholders in December 1992. The Plan, as amended, provides for the issuance of a maximum of 6,750,000 shares of Common Stock. As of January 13, 1998, approximately 2,853,377 shares remained available for issuance under the Plan. The shares remaining available for issuance under the Plan will be increased to the extent any granted stock options expire or terminate unexercised. No options may be granted under the Plan after May 23, 1999.

     The Plan is administered by the Compensation Committee which must consist solely of at least two non-employee directors within the meaning of the Exchange Act. The Compensation Committee has the authority to interpret the provisions of the Plan and to make all determinations deemed necessary or advisable for its administration. The Compensation Committee may amend or terminate the Plan, except that shareholder approval is required to increase the number of shares of Common Stock subject to the Plan, to change the class of persons eligible to participate in the Plan, or to increase materially the benefits accruing to participants under the Plan.

     The Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") and non-qualified stock options not intended to meet the requirements of Section 422 of the Code. The Plan also provides for the granting of rights to purchase Common Stock on a "restricted stock" basis. No such rights have ever been granted by the Company. Incentive stock options may be granted to employees of the Company and its subsidiaries, and non-qualified options may be granted to employees, directors, and other persons employed by, or performing services for, the Company and its subsidiaries. Subject to the Plan, the Compensation Committee determines the employees to whom grants are made and the vesting, timing, amounts, and other terms of such grants. An employee may not receive incentive stock options first exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations currently apply to the grant of non-qualified stock options.

     The exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of grant, except that the exercise price of any incentive stock option granted to the holder of more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of non-qualified stock options may be equal to, more than, or less than the fair market value of the Common Stock on the date of grant. The term of each option may not exceed ten years, except the term of any incentive stock option granted to the holder of more than 10% of the outstanding Common Stock may not exceed five years. The option price may be paid in cash, shares of Common Stock, or any other consideration acceptable to the Compensation Committee. The Plan and the option agreements issued thereunder set forth additional provisions with respect to the exercise of options by optionees upon the termination of their employment and upon their death.

     The number of shares of Common Stock covered by outstanding options, the number of shares of Common Stock available for issuance under the Plan, and the exercise price per share of outstanding options are to be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or stock dividend. In the event of a merger or sale of all or substantially all of the assets of the Company, the Compensation Committee or the Board of Directors will make such adjustment as it deems equitable in respect of outstanding options, including, without limitation, the revision or cancellation of any such options.

     On May 28, 1997, the Board of Directors authorized a stock option exchange program for employee participants in the Plan. Eligible employees who held stock options ("Old Options") with exercise prices in excess of $10.00 per share were able to exchange them for stock options ("New Options") exercisable for a lesser number of shares with an exercise price of $5.88 per share, the average price of the Common Stock on the Nasdaq National Market System on June 2, 1997. Approximately 1,600,000 Old Options were eligible to be exchanged for 900,000 New Options. Mr. Kerz and Laurence B. Simon, who resigned as an officer of the Company on November 30, 1997, were ineligible to participate, and Mr. Staffa had limitations on his ability to participate in the stock option exchange. Eligible employees had approximately one month's time until

June 30, 1997, to exchange their Old Options for New Options. At the end of the exchange program, 1,209,100 Old Options were exchanged for 606,300 New Options.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. The grant of an incentive stock option has no immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option generally has no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally recognizes mid-term or long-term capital gain or loss (depending on the holding period of the shares) upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the exercise price of the shares. In such a case, the Company is not entitled to a deduction in connection with the grant or exercise of the incentive stock option or the sale of shares acquired pursuant to such exercise. If, however, an optionee disposes of the shares prior to the expiration of the required holding period, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) over the exercise price, and the Company is entitled to a corresponding deduction if applicable reporting requirements are satisfied. The required holding period is two years from the date of grant and one year after the date of issuance of the shares, whichever ends later.

     NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option has no immediate tax consequences to the optionee or to the Company. Upon the exercise of a non-qualified stock option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company is entitled to a corresponding deduction if applicable reporting requirements are satisfied and the shares acquired on exercise are not subject to a substantial risk of forfeiture. The optionee's tax basis in the shares is the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the day after the day of exercise. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term, mid-term or short-term capital gain or loss, depending on the holding period of the shares.

PROPOSED AMENDMENT TO PLAN

     On December 2, 1997, the Board of Directors unanimously approved, subject to approval by the Company's shareholders, an amendment to the Plan to limit to 150,000 shares the maximum number of shares of Common Stock that may be subject to a stock option or stock purchase right awarded to any single employee in any fiscal year. The purpose of this amendment is to assure that any options or rights granted under the Plan after the December 2, 1997 meeting of the Board of Directors will qualify as "other performance-based compensation" under Section 162(m) of the Code.

     Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1,000,000 paid to each of its chief executive officer and its four most highly paid other executive officers (the "Covered Executives") who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to certain performance-based compensation that is paid pursuant to a plan or program approved by the Company's shareholders and that specifies the performance objectives to be obtained, the class of employees eligible to receive awards, and the maximum amount that can be paid to eligible employees under such plan or program. Stock options with exercise prices at least equal to the fair market value of the underlying Common Stock on the date of grant are inherently performance based, since they provide value to employees only if the stock price appreciates.

     If the shareholders do not approve the amendment to the Plan, the Compensation Committee has made no determination as to what action it might take with respect to the Covered Executives. The Compensation Committee's general approach to executive compensation is described in its report included in this Proxy Statement. The current terms of the Plan would remain in effect for all other employees who are eligible participants in the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN TO LIMIT THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO A STOCK OPTION OR STOCK PURCHASE RIGHT AWARDED TO ANY SINGLE EMPLOYEE IN ANY FISCAL YEAR.

3.  RATIFICATION OF THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected, subject to ratification by the shareholders, KPMG Peat Marwick LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for 1998. KPMG Peat Marwick LLP has audited the Company's financial statements since 1981.

     The Company expects representatives of KPMG Peat Marwick LLP to attend the Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if so desired.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1998.

                             ADDITIONAL INFORMATION

STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of January 13, 1998, by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each executive officer identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all executive officers and directors as a group. Except as otherwise noted, the named shareholder had sole voting and investment power with respect to such securities.

NAME                                                                   AMOUNT         PERCENTAGE
--------------------------------------------------------------------  ---------       ----------
The Kaufman Fund
  140 East 45 Street
  New York, NY 10017................................................  1,000,000           5.81%
Paul J. Kerz(a).....................................................  1,132,755           6.58%
Laurence B. Simon(b)................................................    610,103           3.54%
Robert V. Nagelhout(c)..............................................    609,782           3.54%
Donald J. Staffa(d).................................................    227,533           1.32%
Thomas J. Kazamek(e)................................................    226,395           1.32%
Phillip Siegel(f)...................................................     13,988              *
Lewis D. Levetown(g)................................................     36,083              *
Russell L. Carson(h)................................................    206,105            1.2%
William W. Neal(i)..................................................     35,233              *
Galen D. Powers(j)..................................................     12,747              *
Ellen A. Rudnick(k).................................................        375              *
Richard H. Stowe(l).................................................     59,176              *
All executive officers and directors as a group (twelve
  persons)(m).......................................................  3,170,275          18.41%

---------------
 *   denotes percentage of ownership is less than 1%

(a) Includes (i) 89,828 shares of Common Stock owned by members of the family of Mr. Kerz or trusts for the benefit of such family members, as to which Mr. Kerz disclaims beneficial ownership, (ii) 50,353 shares of Common Stock owned by the Company's Employees' Profit Sharing Trust Plan (the "Profit Sharing Plan"), of which Mr. Kerz serves as trustee and as to which Mr. Kerz disclaims beneficial ownership, and (iii) outstanding options to purchase 283,804 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(b) Includes outstanding options to purchase 155,307 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998. Mr. Simon resigned as an officer of the Company on November 30, 1997, and from full-time employment effective December 31, 1997.

(c) Includes 21,599 shares of Common Stock owned by members of the family of Mr. Nagelhout or trusts for the benefit of such family members, as to which Mr. Nagelhout disclaims beneficial ownership. Also includes outstanding options to purchase 25,001 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998. See "Certain
    Transactions -- Guarantee of Loan to Robert V. Nagelhout" for additional information regarding the Company's security interest in certain of these securities.

(d) Includes outstanding options to purchase 114,816 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(e) Includes outstanding options to purchase 32,804 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(f) Includes outstanding options to purchase 7,251 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(g) Includes outstanding options to purchase 6,347 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(h) Includes 2,700 shares of Common Stock owned by members of the family of Mr. Carson, as to which Mr. Carson disclaims beneficial ownership. Also includes outstanding options to purchase 2,812 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(i) Includes 20,000 shares of Common Stock owned by members of the family of Mr. Neal, as to which Mr. Neal disclaims beneficial ownership. Also includes outstanding options to purchase 10,791 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(j) Includes 237 shares of Common Stock owned by members of the family of Mr. Powers, as to which Mr. Powers disclaims beneficial ownership. Also includes outstanding options to purchase 12,510 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(k) Includes outstanding options to purchase 375 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(l) Includes outstanding options to purchase 2,812 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

(m) Includes outstanding options to purchase 654,630 shares of Common Stock that are currently exercisable or will become exercisable before March 31, 1998.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended October 31, 1997 awarded to or earned by the Chief Executive Officer and by each of the other four most highly compensated executive officers of the Company, as well as two other individuals who became executive officers in December 1997.

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                           ANNUAL COMPENSATION            -------------
                                         FISCAL     ---------------------------------     STOCK OPTIONS
NAME AND PRINCIPAL POSITION              YEARS       SALARY       BONUS      OTHER(a)        AWARDED
---------------------------------------  ------     --------     -------     --------     -------------
Paul J. Kerz...........................   1997      $380,667     $     0     $ 11,029              0
  Chairman, President and                 1996       414,000      65,500       14,943              0
  Chief Executive Officer                 1995       414,000      85,600       17,317         75,001

Laurence B. Simon......................   1997       322,167           0       12,211              0
  Senior Vice President and               1996       350,500      58,000       14,685              0
  Secretary                               1995       350,500      50,000       17,317         60,001

Robert V. Nagelhout....................   1997       185,000      75,000        1,997         32,580
  Executive Vice President and            1996       185,000      50,000        2,538              0
  Chief Operating Officer                 1995       148,250      35,000        1,597          9,900

Donald J. Staffa.......................   1997       241,333           0       12,211         32,250
  Senior Vice President                   1996       268,000      56,500       14,852              0
                                          1995       268,000      50,000       17,317         45,001

Thomas J. Kazamek......................   1997       180,000      60,000        4,367        126,213
  Senior Vice President                   1996       165,000      45,000        2,268              0
                                          1995       135,000      30,000        1,597          8,250

Phillip Siegel.........................   1997       230,000           0        1,692         42,001
  Vice President and Chief                1996       150,000      25,000            0         25,000
  Financial Officer                       1995            --          --           --             --

Lewis D. Levetown......................   1997       175,000           0       11,799         15,386
  Vice President                          1996       195,000      25,000       14,344              0
                                          1995       195,000      32,500       15,955          6,375

---------------
(a) Includes matching contributions under the Company's (i) 401(k), (ii) Profit Sharing, and (iii) Executive Deferred Compensation Plans.

STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

     The following table sets forth selected option grant information for the fiscal year ended October 31, 1997 with respect to options awarded to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, as well as two other individuals who became executive officers in December 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                                   NUMBER      % OF TOTAL                              OF STOCK PRICE APPRECIATION
                         TYPE OF     OF          OPTIONS     EXERCISE                        FOR OPTION TERM
                         OPTION    OPTIONS     GRANTED TO    PRICE PER   EXPIRATION    ----------------------------
         NAME            GRANTED   GRANTED    EMPLOYEES(A)     SHARE        DATE       0%      5%(B)        10%(B)
-----------------------  -------   ------     -------------  ---------   -----------   ---    --------     --------
Paul J. Kerz...........     --          0          n/a        $   n/a        n/a       $ 0    $      0     $      0
Laurence B. Simon......     --          0          n/a            n/a        n/a         0           0            0
Robert V. Nagelhout....    ISO     17,636(c)       1%           15.31     11/19/06       0           0(c)         0(c)
                            NQ      1,114(c)        *           15.31     11/19/06       0           0(c)         0(c)
                           ISO     13,830          1%            5.88     06/02/07       0      51,142      129,604
Donald J. Staffa.......    ISO      6,530           *           15.31     11/19/06       0      62,873      159,333
                            NQ     12,220          1%           15.31     11/19/06       0     117,659      298,170
                            NQ     13,500          1%            5.88     06/02/07       0      49,922      126,511
Thomas J. Kazamek......    ISO     15,000(c)       1%           15.31     11/19/06       0           0(c)         0(c)
                           ISO     68,024(d)       4%            5.88     06/02/07       0     251,546      637,467
                            NQ     43,189(d)       3%            5.88     06/02/07       0     159,709      404,733
Phillip Siegel.........    ISO     27,093(c)       2%           15.31     11/19/06       0           0(c)         0(c)
                            NQ        907(c)        *           15.31     11/19/06       0           0(c)         0(c)
                           ISO     14,001          1%            5.88     06/02/07       0      51,774      131,206
Lewis D. Levetown......    ISO      5,105(c)        *           15.31     11/19/06       0           0(c)         0(c)
                            NQ        145(c)        *           15.31     11/19/06       0           0(c)         0(c)
                           ISO     10,136          1%            5.88     06/02/07       0      37,482       94,987

---------------
 *  denotes percentage of options granted is less than 1%

(a) Represents individual option grant as a percentage of total options issued in fiscal year 1997.

(b) The hypothetical potential appreciation shown in these columns reflects the required calculations at compounded annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future price appreciation of the Common Stock.

(c) Options were exchanged on June 2, 1997, for a lesser number of options at an exercise price of $5.88 per share.

(d) Of the 111,213 options awarded on June 2, 1997, 11,213 options were received as part of the option exchange program; the other 100,000 options represent an additional grant awarded to Mr. Kazamek during fiscal year 1997.

     The following table sets forth selected stock option exercise information as of October 31, 1997 and for the year then ended relating to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, as well as two other individuals who became executive officers in December 1997.

  STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION
                                     VALUES

                                                           NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED OPTIONS
                                                                  OPTIONS                           AT
                                 SHARES                      AT FISCAL YEAR-END             FISCAL YEAR-END(a)
                               ACQUIRED ON    VALUE     ----------------------------   ----------------------------
            NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------   --------   -----------   --------------   -----------   --------------
Paul J. Kerz.................       0            0        283,804          5,715        $  30,750       $      0
Laurence B. Simon............       0            0        155,307          5,715          121,829              0
Robert V. Nagelhout..........       0            0          3,458         10,372            3,769         11,305
Donald J. Staffa.............       0            0        114,816         22,369            3,679         11,036
Thomas J. Kazamek............       0            0         27,804         83,409           30,306         90,916
Phillip Siegel...............       0            0          3,501         10,500            3,816         11,445
Lewis D. Levetown............       0            0          5,347          7,602            2,762          8,286

---------------
(a) Value of unexercised "in-the-money" options is determined by multiplying the number of shares subject to such options by the difference between the exercise price per share and $6.97, the average of the high and low price per share of the Common Stock on the Nasdaq National Market System on October 31, 1997.

     The following table sets forth selected information regarding the Company's Employee Stock Purchase Plan as of January 13, 1998.

                                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                                ------------------------------------
                                                                NUMBER OF SHARES     VALUE OF SHARES
                 NAME OF INDIVIDUAL OR GROUP                      PURCHASED(a)        PURCHASED(b)
--------------------------------------------------------------  ----------------     ---------------
Paul J. Kerz(c)...............................................             0           $         0
Laurence B. Simon.............................................         7,682               (12,104)
Robert V. Nagelhout...........................................         2,691               (21,615)
Donald J. Staffa..............................................         7,682               (12,104)
Thomas J. Kazamek.............................................         1,718               (10,282)
Phillip Siegel................................................         2,737                (4,887)
Lewis D. Levetown.............................................         7,682               (12,104)
All current executive officers as a group.....................        30,192               (73,096)
All employees, other than executive officers as a group.......       486,576           $(1,504,126)

---------------
(a) Represents the cumulative number of shares of the Common Stock purchased by employee.

(b) Calculated as the difference between the purchase price per share paid by employees and $6.72, the closing price of the Common Stock on Nasdaq National Market System on January 13, 1998, multiplied by the cumulative number of shares purchased by the employees. Amounts in parentheses indicate the amount by which the purchase price exceeded market value at January 13, 1998.

(c) Mr. Kerz is not eligible to participate in this Plan because his beneficial ownership of the outstanding Common Stock exceeds 5%.

PROFIT SHARING PLAN

     Since 1974, the Company has maintained a discretionary Profit Sharing Plan in which all its employees are eligible to participate after one year of service. Contributions by the Company to the Plan are discretionary in the judgment of the Board of Directors. The interest of each employee under the Plan vests ratably over a seven-year period with vesting commencing in the third year of participation under the Plan. Contributions to the Plan are allocated among participants based on their relative compensation levels. For the years ended October 31, 1997, 1996, and 1995, Profit Sharing Plan expense for all employees was $197,000, $944,000, and $800,000, respectively. The 1997 contribution has not yet been allocated to the individual accounts of participants by the independent participant recordkeeper. For the year ended October 31, 1996, $9,629 was contributed on behalf of each of Messrs. Kerz, Simon, Staffa, and Levetown.

     Effective October 31, 1997, the Company terminated its profit sharing plan, including the 401(k) plan discussed below. A replacement, but identical, 401(k) plan was established as of November 1, 1997. Assets of the terminated profit sharing plan will be distributed to plan participants subsequent to approval by the Internal Revenue Service.

401(k) PLAN

     As of January 1, 1992, the Company adopted an Employee Savings Plan under
Section 401(k) of the Code which permits an employee to contribute a portion of such employee's compensation, subject to certain limitations. In its discretion, the Company may make an annual contribution to the Plan for the benefit of participating employees. For the years ended October 31, 1997, 1996, and 1995, 401(k) Plan expense was $804,000, $611,000, and $543,000, respectively. For the year ended October 31, 1997, $1,400 was contributed on behalf of Mr. Kerz, $2,542 was contributed on behalf of Mr. Simon, $2,382 was contributed on behalf of Mr. Staffa, $1,692 was contributed on behalf of Mr. Siegel, and $2,170 was contributed on behalf of Mr. Levetown.

     Mr. Nagelhout and Mr. Kazamek participate under the 401(k) plan of the Company's HCm subsidiary, which is valued at the end of each calendar year. For the calendar year ending December 31, 1997, $1,997 and $4,367 was contributed on behalf of Mr. Nagelhout and Mr. Kazamek, respectively.

EMPLOYEE STOCK PURCHASE PLAN

     On May 28, 1993, the Board of Directors adopted the Health Management Systems, Inc. Employee Stock Purchase Plan (the "ESPP"), which was subsequently approved by the shareholders at the Annual Meeting of Shareholders held on February 28, 1994. The Company has reserved for issuance 1,125,000 shares of Common Stock pursuant to the ESPP, which is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The plan provides that all full-time employees of the Company and its subsidiaries may elect to participate in the ESPP without regard to length of service if their customary employment is a minimum of 20 hours per week.

     For the fiscal years ended October 31, 1997, 1996 and 1995, the Company sold 95,332, 163,426, and 141,867 shares of Common Stock pursuant to the ESPP, respectively, for aggregate consideration of $708,000, $2,337,000, and $1,203,000.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Company's 1995 Non-Employee Director Stock Option Plan (the "NEDP") was adopted by the Board of Directors on November 30, 1994, which action was subsequently approved by shareholders at the Annual Meeting of Shareholders held on March 7, 1995. The purpose of the NEDP is to provide compensation in the form of equity participation in the Company, in consideration of the services provided by directors not employed by the Company. Under the NEDP, a grant of options to purchase 1,500 shares of Common Stock is made to each non-employee director during the fourth fiscal quarter of each fiscal year. The exercise price of options issued under the NEDP is the fair market value of the Common Stock on the date of grant. The 1997 option grants were issued on October 31, 1997 with an exercise price of $6.97 per share. Options granted under the NEDP have a term of ten years, with 25% of the options exercisable immediately upon grant and an additional 25% exercisable at the end of each of the three subsequent fiscal years. The NEDP is administered by the Compensation Committee of the Company's Board of Directors.

EXECUTIVE DEFERRED COMPENSATION PLAN

     As of November 1, 1994, the Company adopted an unfunded Executive Deferred Compensation Plan ("Executive Plan") for a select group of management or other highly compensated employees, defined as employees who receive at least $150,000 in total compensation in a fiscal year. The purpose of the Executive Plan is (i) to provide certain key executive employees of the Company with benefits to replace the benefits to which they would be entitled under the Health Management Systems, Inc. Profit Sharing Plan but for the application of various limitations on contributions including the limitation under Section 401(a)(17) of the Code, and (ii) to provide the ability to replace the benefits previously available under the Company's Profit Sharing and 401(k) Plans that may have been limited because of any other future changes in the Code or other applicable laws. For the fiscal years ended October 31, 1997, 1996 and 1995, the Executive Plan expense was $0, $12,000, and $15,000, respectively. For the fiscal year ended October 31, 1997, no contributions were made on behalf of any of the executive officers, including two other individuals who became executive officers in December 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Richard H. Stowe and William W. Neal, both of whom are non-employee directors of the Company. Mr. Stowe is a general partner of WCAS. Both Mr. Stowe and WCAS and its affiliates were stockholders of HISCo, a corporation which was 43% owned by the Company. In March 1997, Mr. Stowe and WCAS and its affiliates received $30,000 and $8,234,000, respectively, in connection with the Company's purchase of the remaining 57% of HISCo's equity. See "Certain Transactions -- Relationship with Health Information Systems Corporation" for additional information regarding this transaction.

     Notwithstanding contrary statements set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this proxy statement, the Compensation Committee report and the performance graph set forth below shall not be incorporated by reference into such future filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report provides an explanation of the philosophy underlying the Company's executive compensation program and details on how decisions were implemented during 1997 regarding the compensation paid to the Company's executive officers.

     The Company's mission is to be a significant provider of quality products and services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to the shareholders, the Company must compete for, attract, develop, motivate, and retain top quality executive talent at the corporate office and operating business units of the Company during periods of both favorable and unfavorable business conditions.

     The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. Consistent with this philosophy, the program has been carefully conceived and is independently administered by the Compensation Committee (the "Committee") of the Board of Directors, which is comprised entirely of non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct correlation in the short-term between executive performance and share price.

The program is designed and administered to:

     - reward individual and team achievements that contribute to the attainment of the Company's business goals; and

     - provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

     In seeking to link executive pay to corporate performance, the Committee believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share, and return on shareholders' equity. The Committee may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include: (i) the development of competitive advantages; (ii) the ability to deal effectively with the growing complexity of the Company's businesses; (iii) success in developing business strategies, managing costs, and improving the quality of the Company's products and services as well as customer satisfaction; and (iv) the general performance of individual job responsibilities.

     The Company's executive compensation program consists of: (i) a base salary; (ii) an annual bonus; and (iii) a long-term incentive represented by stock options.

COMPENSATION OF EXECUTIVE OFFICERS

     Salary. In determining the amount of compensation to be paid to the executive officers of the Company, the Committee adheres to long established compensation policies of the Company pursuant to which executive compensation is determined. Base salary determinants include the prevailing rate of compensation for positions of like responsibility in the particular geographic area, the level of the executive's compensation in relation to other executives of the Company with the same, more, or less responsibilities, and the tenure of the individual. To ensure both competitiveness and appropriateness of base salaries, the Company retains professional consultants on a periodic basis to update the job classification and pay scale structure pursuant to which individual executives (and the remainder of the Company's employees) are classified and the pay ranges with which their jobs are associated.

     In view of the Company's performance during 1997 and the resulting decline in the price of the Common Stock, annualized salaries of the Company's executive officers who were executive officers in 1997 were reduced in 1997 from 1996 levels.

     Bonus. Bonuses are intended to reward both overall corporate performance and an individual's participation in attaining such performance. From time to time, bonuses are also awarded to augment base salary when a determination has been made that an executive's salary is not competitive in light of the factors discussed above. During 1997, no bonuses were paid to the five individuals who were executive officers in 1997.

     Stock Options. The longer-term component of the Company's executive compensation program consists of stock options. The options generally permit the option holder to buy the number of shares of the underlying Common Stock at a price equal to or greater than the market price of the stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the life of the option. Generally a portion of the options vest over a period of several years and expire no later than ten years after grant. Stock options are granted upon the recommendation of management and approval of the Committee based upon their subjective evaluation of the appropriate amount for the level and amount of responsibility of each executive officer. During 1997, no stock options were awarded to the Company's Chief Executive Officer and two of the other four individuals who were executive officers during 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Determination of the Company's compensation of Paul J. Kerz, the Company's Chief Executive Officer and founder, takes into account the factors described above as pertinent to the remainder of the Company's executives and employees, while also taking into consideration the proprietary nature of the Company's business and efforts expended in connection with development of the Company's strategy and product development activities. The Committee also took into account Mr. Kerz's participation in the Company's ongoing efforts to realign the Company's operations to adjust for the recent decline in its existing businesses and the difficult economic conditions in the markets served by the Company. During 1997, Paul J. Kerz received salary at a reduced rate, no bonus, and no stock options.

OTHER

     Section 162(m) of the Code prohibits the Company from deducting any compensation in excess of $1,000,000 paid to certain of its executive officers, except to the extent that such compensation is paid pursuant to a shareholder approved plan upon the attainment of specified performance objectives. The Committee believes that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but reserves the right, in appropriate circumstances, to pay amounts which are not deductible. The Company is proposing to shareholders an amendment to the Stock Option and Restricted Stock Purchase Plan (the "Plan") to limit to 150,000 shares the maximum number of shares of Common Stock that may be subject to a stock option awarded to any single employee in any fiscal year. If approved by shareholders, this amendment will assure that options granted under the Plan after the Meeting will qualify as "other performance-based compensation" under Section 162(m) and, as such, will continue to be excluded from the compensation paid in determining whether the $1,000,000 threshold has been exceeded. See "Approval of Proposal to Amend the Company's Stock Option and Restricted Stock Purchase Plan."

                                          COMPENSATION COMMITTEE

                                          Richard H. Stowe
                                          William W. Neal

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph presented below provides a comparison between the cumulative total shareholder return (assuming the reinvestment of dividends) on the Common Stock since the initial public offering on December 17, 1992 and the Nasdaq U.S. companies index, the Nasdaq computer and data processing service companies index, and the Nasdaq health service companies index, over the same period. The graph assumes the investment of $100 in the Common Stock and each of the indices.

     Measurement Period
   (Fiscal Year Covered)            HMSY         Nasdaq Comp       Nasdaq HC       Nasdaq Info
Dec-92                               100              100              100              100
Oct-93                            141.53           115.11           102.13           107.13
Oct-94                            189.06           115.74           129.75           128.96
Oct-95                            319.79           155.89           133.56           196.83
Oct-96                            352.32           185.99           153.84           228.19
Oct-97                             97.45           242.14           166.75           307.89

CERTAIN TRANSACTIONS

  Relationship with Health Information Systems Corporation

     The Company and HISCo entered into an agreement, dated as of October 31, 1995 (the "HISCo Agreement"), pursuant to which the Company was to provide HISCo with certain services ("Basic Services"), including executive, acquisition support, and corporate support services. For these Basic Services, the Company was entitled to receive a fee, payable monthly, calculated at the Company's then current standard hourly rates established for internal allocations plus 20%. The term of the HISCo Agreement was to continue until the later of (i) June 30, 2000 or (ii) the expiration of any outstanding work order related to additional services. The Company believes that the terms of the HISCo Agreement were fair and reasonable and were no less favorable to the Company than those that could have been obtained with respect to comparable engagements with independent third parties.

     In March 1997, the Company, which owned 43% of HISCo's equity, acquired the remaining 57% of HISCo's equity for $3,689,000, net of cash acquired, from WCAS, a limited partnership affiliated with WCAS, certain other affiliates of WCAS, independent investors, and certain of the Company's executive officers and directors. In connection with this acquisition, the HISCo Agreement was terminated and HISCo merged with its sole operating subsidiary, Health Systems Architects, Inc., and was renamed HSA Managed Care Systems, Inc. ("HSA"). HSA provides automated business and information solutions, including software and services, to the bearers of risk in the healthcare industry. The acquisition was accounted for using the purchase method and accordingly the results of operations of HSA from the date of acquisition through October 31, 1997 are included in the Company's financial statements contained in the Company's Annual Report on Form 10K for the fiscal year ended October 31, 1997. The $2,309,000 excess of the purchase price over fair market value of the net assets acquired was recorded as goodwill and is being amortized over a period not to exceed 20 years.

     In connection with the sale to the Company of their respective equity interests in HISCo, certain officers and directors of the Company derived gross proceeds as follows: Paul J. Kerz, $101,000; Laurence B. Simon, $62,000; Donald
J. Staffa, $31,000; Russell L. Carson, $79,000; and Richard H. Stowe, $30,000.

     The Company's total revenue from HISCo was $331,000, $161,000 and $545,000 in 1997, 1996, and 1995, respectively. The 1997 revenue is for the period November 1, 1996 through the Company's acquisition of the balance of HISCo's equity in March 1997, at which time the HISCo Agreement was terminated. In fiscal years 1997, 1996, and 1995, HISCo received $0, $569,000, and $0 in fees for software development services provided to the Company pursuant to the HISCo Agreement. These software development fees were expensed by the Company.

  Guarantee of Loan to Robert V. Nagelhout

     Effective April 16, 1997, the Company guaranteed all of the obligations of Robert V. Nagelhout arising under a $1,600,000 loan made to Mr. Nagelhout by the financial institution with which the Company has an outstanding credit facility. Mr. Nagelhout is the Executive Vice President and Chief Operating Officer and a director of the Company. The loan is payable on a monthly basis as to interest only, at an interest rate equal to the prime rate announced from time to time by the financial institution. The loan will mature on April 16, 1999, at which time the entire unpaid principal balance of the loan, together with accrued and unpaid interest, will become due and payable. The amount of the loan reduced the available borrowings under the Company's credit facility.

     Mr. Nagelhout has granted the Company a first security interest in 500,000 shares of Common Stock owned by him to secure the Company's guaranty of his loan obligations.

OTHER RELATIONSHIPS

     The Company occasionally transacts business with companies for which members of its Board of Directors serve as executive officers and/or directors. In 1997, none of these transactions was individually significant or reportable.

LEGAL

     In April and May 1997, five purported class action lawsuits were commenced in the United States District Court for the Southern District of New York against the Company and certain of its present and former officers and directors alleging violations of the Securities and Exchange Act of 1934 arising out of allegedly false and misleading statements. These lawsuits, which seek damages in an unspecified amount, have been consolidated into a single proceeding captioned In re Health Management Systems, Inc. Securities Litigation (97 Civ. 1865 (HB)) and a Consolidated Amended Complaint has been filed. Defendants have made a motion to dismiss the Consolidated Amended Complaint. The motion was submitted to the Court on December 18, 1997 following oral argument and is sub judice. Discovery has been stayed pending a determination of the Company's motion to dismiss. The Company believes it has meritorious defenses to the claims asserted against it and intends to vigorously defend this litigation should the pending motion to dismiss not be granted. It is too early to form any opinion as to the eventual outcome of this matter.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 1999 annual meeting of shareholders must be received by the Secretary, Health Management Systems, Inc., 401 Park Avenue South, New York, New York 10016, no later than October 3, 1998, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

ANNUAL REPORT

     The Company's 1997 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG Peat Marwick LLP, independent certified public accountants.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Felice Blanco
                                          Secretary

Dated: January 30, 1998

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                        HEALTH MANAGEMENT SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Paul J. Kerz and Felice Blanco, and any one of them, as proxies, to vote all shares of Common Stock of Health Management Systems, Inc. (the "Company") held of record by the undersigned as of January 13, 1998, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at 401 Park Avenue South, New York, New York 10016 on Tuesday, March 3, 1998, at 11:00 A.M. and any adjournments thereof, upon the following matters:


                                     (OVER)

                                                                                              PLEASE MARK
                                                                                             YOUR VOTES AS
                                                                                              INDICATED IN   X
                                                                                              THIS EXAMPLE


1. ELECTION OF DIRECTORS:                                           NOMINEES: Russell L. Carson, Robert V. Nagelhout,
                                                                    Galen D. Powers, Donald J. Staffa

       FOR all nominees                        WITHHOLD
     listed to the right                       AUTHORITY            -------------------------------------------------,
   (except as marked to the            to vote for all nominees     FOR, except for the following nominee(s)
         contrary)                        listed to the right


2. Approval of an amendment to the Company's Stock Option and Restricted Stock Purchase Plan to limit the maximum number of shares of Common Stock awarded to any single employee in any fiscal year to 150,000 shares.

          FOR         AGAINST         ABSTAIN

3. Ratification of the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending October 31, 1998.

          FOR         AGAINST         ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) ABOVE.
IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR,
THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION
TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF
DIRECTORS.


Signature                                          Signature                                                Date
         ----------------------------------------            ---------------------------------------------       ----------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.